EXHIBIT 5(B)

                     WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                         Attorneys and Counselors at Law
                          1601 Bryan Street, 30th Floor
                               Dallas, Texas 75201
                                     -------

                            Telephone (214) 979-3000
                               Fax (214) 880-0011

                                December 20, 1999

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

         Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, doing business as TXU Corp ("Company"), on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 4,000,000 shares of the Company's common stock, without par value ("Stock"), to be offered from time to time in connection with the Employees' Thrift Plan of the Texas Utilities Company System (the "Plan") and of an indeterminate amount of interests in the Plan, we are of the opinion that:

         1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

         2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered for the consideration contemplated in the Plan.

         We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            WORSHAM, FORSYTHE
                                            & WOOLDRIDGE, L.L.P.


                                            By: /s/  T. A. Mack
                                               ---------------------
                                                           A Partner